PRESS RELEASE

Canbiola, Inc. (CANB) Announces “2017 review – update to shareholders”

January 3, 2018

HICKSVILLE, NY, January 3, 2018 -- HICKSVILLE, NY--Canbiola, Inc. (OTC: CANB) is happy to provide this update to shareholders and review major events and accomplishments in 2017.

Dear Shareholder,

2017 was a transition year as we transformed the company from a technology/software company to a company participating in the growing cannabis industry, with a focus on selling and developing products containing Cannabidiol (CBD) derived from industrial hemp. Here’s an overview of our proud accomplishments for 2017:

Medical Advisory Board and Distributors:

We added a number of medical professionals to our Advisory Board in addition to entering into distribution agreements with each. Read below our specific announcements on the five medical professionals added in 2017:

1.

Dr. Robert A. Kornfeld Joins Canbiola, Inc. (CANB) as Medical Advisor and Distributor

2.

Dr. John P. Salerno Joins Canbiola, Inc. (CANB) as Medical Advisor and Distributor

3.

Dr. Patrick M. Fratellone Joins Canbiola, Inc. (CANB) as Medical Advisor and Distributor

4.

Dr. Harry Benisatto joins Canbiola, Inc. (CANB) as Medical Advisor and Distributor

5.

Canbiola, Inc. (CANB) Announces Addition of Smita Ohri M.D. as Medical Advisor

Manufacturing:

We can proudly announce today that in the last quarter of 2017 we established a manufacturing agreement with a 3rd party manufacturer in the U.S. whereby we will be able to directly manufacture at manufacturers cost and white-label others’ products with no up-front fees due from the company. This step makes us self-sufficient so that we no longer must rely on outside manufacturers, while greatly improving our operating margins from the reduced costs associated with the new agreement. The company has also acquired a 10-year option to purchase the manufacturing facility from the 3rd party manufacturer.

White Label:

Having access to our own manufacturing plant has enabled us to offer a white labeling program that has opened a new revenue stream for the company that is steadily growing.

Revenues:

We will report our 4th Quarter and full year (2017) results of operations in our 2017 annual report, but can announce today that product sales (unaudited) for the 4th quarter exceeded the combined product sales (unaudited) for the 3 preceding quarters of 2017.

Domestic and International Distribution:

The company is in discussions with some major potential domestic distribution partners. We are also negotiating with many international distribution partners from Asia to Europe and South America. We hope to update on these efforts in the very near future.

All in all, we are very happy with the company’s transition and, even though we went through a steep learning curve, we believe we have come out on the other end smarter and stronger, which we hope will produce some significant results for our shareholders in 2018 and beyond.

Sincerely,

By: /s/ Marco Alfonsi

Marco Alfonsi, CEO

About Canbiola, Inc.

Canbiola, Inc. is a public company trading under symbol CANB.

Canbiola, Inc. is a US Company embarking in the sale of a variety of Cannabidiol (CBD) based products. Canbiola is in the process of developing its own line of proprietary products as well as seeking synergistic value through acquisitions in the CBD and the medical cannabis industry. Cannabis is currently federally illegal and has been legalized for medical purposes in some form in a limited number of states. The company has already launched several products found at www.canbiola.com.

The company also owns two technological solutions, Wrapmail (US Patent 8,572,275), which turns traditional email into a powerful marketing and branding tool, as well Prosperity Systems and the Bullseye platform of document management and compliance targeted at broker-dealers, public companies, and governmental agencies providing a flawless all-in-one solution for document management, retention and compliance.

Forward-looking statements and risks and uncertainties discussed in this letter contain forward-looking statements. The words "anticipate," "believe," "estimate," "may," "intend," "expect," and similar expressions identify such forward-looking statements. Expected, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties, including but not limited to, risks and uncertainties associated with, among other things, the impact of economic, competitive, and other factors affecting our operations, markets, products, and performance. The matters discussed herein should not be construed in any way, shape or manner of our future financial condition or stock price.

CONTACT INFORMATION

Canbiola Investor Relation

Email:  IR@canbiola.com

Phone:  (516) 595-9544

website: http://www.canbiola.com

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